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                         FIRST OTTAWA BANCSHARES, INC.

                 OFFER TO PURCHASE FOR CASH A MAXIMUM OF 87,719
                    SHARES OF ITS COMMON STOCK AT A PURCHASE
                            PRICE OF $57.00 PER SHARE

December 6, 1999

To Our Clients:

         Enclosed for your consideration are the offer to purchase dated December 6, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer") in connection with the Offer by First Ottawa Bancshares, Inc., a Delaware corporation (the "Company"), to purchase for cash up to a maximum of 87,719 shares of its common stock, $1.00 par value (the "Shares"), at a price of $57.00 net per Share (the "Purchase Price") and upon the terms and subject to the conditions of the Offer. Also enclosed herewith is certain other material related to the Offer, including a letter dated December 6, 1999, from Joachim J. Brown, Chief Executive Officer of the Company, to stockholders of the Company.

         If, prior to the Expiration Date (as defined below), more than 87,719 Shares (or such greater number of Shares as the Company may elect to purchase) are validly tendered, the Company will, upon the terms and subject to the conditions of the Offer, accept Shares for purchase first from Odd Lot Owners (as defined in Section 2 of the Offer to Purchase) who validly tender all of their Shares at or below the Purchase Price and then on a pro rata basis, if necessary, from all other stockholders whose Shares are validly tendered.

         WE ARE THE HOLDER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT. AS SUCH, WE ARE THE ONLY ONES WHO CAN TENDER YOUR SHARES, AND THEN ONLY PURSUANT TO THE INSTRUCTIONS YOU SET FORTH ON THE ATTACHED INSTRUCTION FORM. WE ARE SENDING YOU THE LETTER OF TRANSMITTAL FOR YOUR INFORMATION ONLY; YOU CANNOT USE IT TO TENDER SHARES WE HOLD FOR YOUR ACCOUNT.

         Please instruct us as to whether you wish us to tender any or all of the Shares we hold for your account on the terms and subject to the conditions of the Offer.

         We call your attention to the following:

         1. The Offer, proration period, and withdrawal rights will expire at 12:00 midnight, Eastern time, on Monday, January 10, 2000 (the "Expiration Date"), unless the Company extends the Offer.

         2. The Offer is for up to 87,719 Shares, constituting approximately 11.7% of the Shares outstanding as of December 3, 1999.

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         3.       Tendering stockholders will not be obligated to pay any
brokerage commissions, solicitation fees or, subject to Instruction 5 of the Letter of Transmittal, stock transfer taxes on the Company's purchase of Shares pursuant to the Offer.

         4. If you owned beneficially as of the close of business on December 3, 1999, an aggregate of fewer than 100 Shares and you instruct us to tender on your behalf all the Shares of which we are the holder of record before the expiration of the Offer and you check the appropriate space in the box captioned "Odd Lots" in the attached Instruction Form, the Company will accept all such Shares for purchase before proration, if any, of the purchase of other Shares tendered.

         If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, and returning to us the attached Instruction Form. An envelope to return your Instruction Form to us is enclosed. If you authorize us to tender your Shares, we will tender all such Shares unless you specify otherwise on the attached Instruction Form.

         YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF ON OR BEFORE THE EXPIRATION OF THE OFFER. THE OFFER, PRORATION PERIOD, AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, EASTERN TIME, ON MONDAY, JANUARY 10, 2000, UNLESS THE COMPANY EXTENDS THE OFFER.

         As described in Section 1 of the Offer to Purchase, if before the Expiration Date more than 87,719 Shares (or such greater number of Shares as the Company elects to purchase) are validly tendered, the Company will accept Shares for purchase at the Purchase Price in the following order of priority:

         (a) first, all Shares validly tendered prior to the Expiration Date by any Odd Lot Owner (as defined in Section 2 of the Offer to Purchase) who:

                  (1) tenders all Shares beneficially owned by such Odd Lot Owner (partial tenders will not qualify for this preference); and

                  (2) completes the section captioned "Odd Lots" on the Letter of Transmittal; and

         (b) then, after purchase of all of the foregoing Shares, all other Shares validly tendered before the Expiration Date on a pro rata basis, if necessary (with adjustments to avoid purchases of fractional Shares).

         The Offer is not being made to, nor will the Company accept tenders from, holders of Shares in any jurisdiction in which the Offer or its acceptance would not comply with the securities or blue sky laws of such jurisdiction. The Company is not aware of any jurisdiction in which the making of the Offer or the tender of Shares would not be in compliance with the laws of such jurisdictions.


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         However, the Company reserves the right to exclude holders in any jurisdiction in which it is asserted that the Offer cannot lawfully be made. So long as the Company makes a good faith effort to comply with any state law deemed applicable to the Offer, if it cannot do so, the Company believes that the exclusion of holders residing in such jurisdictions is permitted under Rule 13e-4(f)(9) promulgated under the Exchange Act. In any jurisdiction the securities or blue sky laws of which require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on the Company's behalf by one or more registered brokers or dealers licensed under the laws of such jurisdiction.














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                                INSTRUCTION FORM


WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH A MAXIMUM OF 87,719 SHARES OF COMMON STOCK OF FIRST OTTAWA BANCSHARES, INC. AT A PURCHASE PRICE OF $57.00 PER SHARE.

         The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated December 6, 1999, and the related Letter of Transmittal (which together constitute the "Offer") in connection with the Offer by First Ottawa Bancshares, Inc., a Delaware corporation (the "Company"), to purchase for cash up to a maximum of 87,719 shares of its common stock, $1.00 par value (the "Shares"), at a price of $57.00 net per Share (the "Purchase Price") and upon the terms and subject to the conditions of the Offer.

         All Shares validly tendered will be purchased at the Purchase Price, net to the seller in cash, upon the terms and subject to the conditions of the Offer, including the proration terms thereof. The Company will return all other Shares. See Section 1 of the Offer to Purchase.

         This will instruct you to tender to the Company, on (our) (my) behalf, the number of Shares indicated below (or if no number is indicated below, all Shares) which are beneficially owned by (us) (me) and registered in your name, upon terms and subject to the conditions of Offer.

          ---------------------------------------------------------------------
             NUMBER OF SHARES TENDERED: _______________________ SHARES*

            * Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.
          ---------------------------------------------------------------------

                                    ODD LOTS

To be completed ONLY if Shares are being tendered by or on behalf of a person owning beneficially, as of the close of business on December 3, 1999, and who continues to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares.

[   ]    By checking this box the undersigned represents that the undersigned owned beneficially or of record as of the close of business on December 3, 1999, and continues to own beneficially or of record as of the Expiration Date, an aggregate of fewer than 100 Shares and is tendering all of such Shares.

                               CONDITIONAL TENDER

         A tendering stockholder may condition his or her tender of Shares upon the purchase by First Ottawa of a specified minimum number of the Shares tendered hereby, all as described in the Offer to Purchase, particularly in
Section 6 thereof. Unless at least such minimum number of Shares is purchased by First Ottawa pursuant to the terms of the Offer, none of the Shares tendered hereby will be purchased. It is the tendering stockholder's responsibility to calculate such minimum number of Shares, and each stockholder is urged to consult his or her own tax advisor. Unless this box has been completed and a minimum specified, the tender will be deemed unconditional.

 ----------------------------------------------------------------------------
   Minimum number of Shares that
   must be purchased, if any are purchased: _______________________ Shares
 ----------------------------------------------------------------------------

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                               IMPORTANT SIGN HERE



Signature(s):


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Print Name(s):


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Address:


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                  (Include Zip Code)


Area Code and Telephone Number:


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Taxpayer Identification or Social Security Number(s):


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Dated:____________________, _________.


                   THIS FORM MUST BE RETURNED TO THE BROKERAGE
                         FIRM MAINTAINING YOUR ACCOUNT.

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